Exhibit 10.1

FIRST AMENDMENT

TO

EXPENSE SUPPORT AND CONDITIONAL REIMBURSEMENT AGREEMENT

THIS FIRST AMENDMENT TO EXPENSE SUPPORT AND CONDITIONAL REIMBURSEMENT AGREEMENT (this “Amendment”) is made this January 22, 2013 (the “Effective Date”) by and between CNL GLOBAL INCOME ADVISORS, LLC, a Delaware limited liability company (the “Advisor”) and GLOBAL INCOME TRUST, INC., a Maryland corporation (the “Company” and together with the Advisor, the “Parties”).

RECITALS

WHEREAS, the Parties entered into that certain Expense Support and Conditional Reimbursement Agreement effective as of April 1, 2012; and

WHEREAS, the Parties now desire to amend the Agreement to reflect the Advisor’s desire to extend the date by when the Advisor may not terminate the Agreement.

NOW THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.         Recitals. The recitals set forth above are true and correct and are incorporated by reference.

2.         Extension of Effective Period. The first paragraph of Section 1 of the Agreement is deleted in its entirety and replaced with the following:

“Beginning April 1, 2012 and continuing until terminated by the Advisor in writing, but in no event will such termination be made prior to December 31, 2013, (the “Effective Period”), the Advisor agrees to defer and subordinate the obligation for the Company to pay some or all of the reimbursement for personnel costs and related overhead of personnel of the Advisor or its affiliates to the extent categorized as Total Operating Expenses (the “Costs”) and, further, to defer and subordinate the obligation for the Company to pay some or all of the Asset Management Fees (the “Fees”), each of which the Advisor is entitled to receive pursuant to the Advisory Agreement, as described below. The deferral and subordination of the Company’s obligation to pay Costs and Fees is hereinafter referred to as “Expense Support”.”

The remainder of Section 1 of the Agreement shall remain unchanged.

3.         Amendment, Waiver and Modification. Except as explicitly set forth herein, nothing contained herein shall be deemed or construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions contained in the Agreement, as amended by this Amendment. Neither this Amendment nor the Agreement nor any term hereof or thereof may be changed, waived, discharged or terminated except by written consent of the Party against which such change, waiver, discharge or termination is sought to be enforced.

4.         No Other Modifications. Except as modified herein, the Agreement remains unchanged and is in full force and effect and the Parties do hereby ratify and affirm the Agreement as amended by this Amendment.

5.         Defined Terms. All capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written.

“COMPANY”

GLOBAL INCOME TRUST, INC. a Maryland corporation

By: /s/ Steven D. Shackelford
Name:	Steven D. Shackelford
Title: CFO

“ADVISOR”

CNL GLOBAL INCOME ADVISORS, LLC, a Delaware limited liability company

By: /s/ Robert A. Bourne
Name:	Robert A. Bourne
Title: Chief Executive Officer

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